Exhibit 99.1

NEOFORMA REPORTS FOURTH QUARTER AND FULL YEAR 2004

FINANCIAL RESULTS

SAN JOSE, CA – February 22, 2005 – Neoforma, Inc. (Nasdaq: NEOF), a leading provider of supply chain management solutions for the healthcare industry, generated total revenue of $12.7 million on a generally accepted accounting principles (GAAP) basis in the year ended December 31, 2004, an increase over the $11.1 million reported in the previous year. Excluding the impact of Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9), Neoforma generated total adjusted revenue of $74.4 million in fiscal 2004, a decrease as compared to the $80.3 million reported in 2003, due primarily to the scheduled $8.2 million reduction in the Company’s maximum payment from Novation.

In accordance with GAAP, Neoforma’s net loss and net loss per share were $61.2 million and $3.17, respectively, during 2004, representing an improvement from the $66.4 million net loss and $3.66 net loss per share reported in fiscal 2003. On an adjusted basis, net income and net income per share for 2004 were $21.2 million and $1.10, respectively. Neoforma’s adjusted net income results for 2004 represent an improvement over the $20.3 million recorded in the prior year, but the Company’s adjusted net income per share amount decreased from $1.12 in fiscal 2003, due to an increase in the number of weighted average shares outstanding in 2004.

Neoforma’s adjusted financial information, which is not in accordance with GAAP, excludes the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted financial information serves as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted financial information for the periods presented and a reconciliation of these results to GAAP financial information are included in the attached financial statements and are available in the investor relations section of Neoforma’s Web site at http://investor.neoforma.com.

“In 2004, we continued to build a strong company focused on the delivery of value to our customers, releasing powerful technology, growing our industry-leading volume, increasing our non-related party revenue and strengthening our balance sheet,” says Bob Zollars, chairman and chief executive officer. “We amplified Neoforma’s leadership in the industry by forging a strategic relationship with Consorta, a new GPO partner who shares our view of delivering enhanced supply chain visibility to hospitals to help them to make sound, strategic supply chain decisions.”

2004 Highlights

In 2004, Neoforma made significant progress in several key areas, including:

•	Identified and documented approximately $100 million in value realized from a sampling of approximately 280 hospitals using Neoforma’s solutions;

•	Grew non-related party revenue 24% over the prior year;

•	Entered into and then expanded the Company’s relationship with Consorta, Inc. to support its Global Catalog Initiative with Neoforma Data Management Solution™ (Neoforma DMS);

•	Released powerful new functionality for Marketplace@Novation®, including:

•	Online pharmacy supply analysis tools,

•	Functionality for hospitals to manage all local and national contracts and view product data using the UNSPSC taxonomy and

•	Enhancements to order and contract management capabilities;

•	Introduced a streamlined connectivity process that significantly accelerated the Company’s connection rate;

•	Enhanced market intelligence reports for pharmaceutical manufacturers and grew the HPIS market intelligence offering for medical/surgical manufacturers;

•	Contracted with VHA Inc. and University HealthSystem Consortium (UHC) to provide Neoforma DMS to their member hospitals;

•	Signed an additional 149 hospitals and renewed contracts with 275 hospitals, or 99% of the contracts up for renewal, ending the year with 1,198 hospitals and 467 suppliers contracted to participate in Marketplace@Novation;

•	Supported $10.9 billion in volume, representing a 28% increase from the previous year and comprised of $4.1 billion in gross transaction volume and $6.8 billion in supply chain data; and

•	Significantly improved the balance sheet, remaining debt free throughout 2004 and ending the year with $25.9 million in cash, cash equivalents and short-term marketable investments.

Fiscal Year 2004 Financial Results

For the year ended December 31, 2004, on a GAAP basis, Neoforma generated $12.7 million in total revenue, which was comprised entirely of non-related party revenue, representing an increase over both the $11.1 million in total revenue and the $10.2 million in non-related party revenue recognized in fiscal 2003.

On an adjusted basis, excluding the impact of EITF No. 01-9, Neoforma generated total revenue of $74.4 million in 2004, consisting of $61.8 million in related party revenue and $12.7 million in non-related party revenue. The Company’s total revenue and related party revenue for the year represent a decrease from the $80.3 million and $70.0 million, respectively, generated in 2003, due to an $8.2 million decline in the Company’s revenue from Novation during 2004. The decline in revenue from Novation resulted from a scheduled reduction in the quarterly maximum payment under the terms of Neoforma’s outsourcing agreement with Novation. Beginning in 2004, under the terms of the August 2003 amendment to the outsourcing agreement, the maximum payment from Novation was fixed at $61.0 million per year.

In 2004, the $2.4 million increase in non-related party revenue, on both a GAAP and an adjusted basis, represents an increase of 24% from the previous year. This increase was primarily the result of increases in revenue from Neoforma’s HPIS market intelligence and pharmaceutical market intelligence services for suppliers and from data cleansing and categorization services for hospitals and group purchasing organizations (GPOs).

Under EITF No. 01-9, Neoforma classifies non-cash amortization of partnership costs as an offset against related party revenue. Because the reductions to operating expenses and revenue are equal, this accounting treatment has no impact on Neoforma’s loss from operations, net loss, net loss per share or total cash flow.

In 2004, Neoforma’s total GAAP operating expenses were $74.3 million, an improvement from the $76.5 million recorded in the prior year. The reduction in operating expenses in 2004, as compared to 2003, was primarily the result of a $7.8 million decrease in depreciation and amortization of property and equipment, $5.8 million in software development costs capitalized and reductions in selling and marketing expenses. These changes were partially offset by a $5.5 million increase in net amortization of partnership costs, a $4.1 million write-off of stockholder notes receivable and increases in expenses related to cost of services, as well as an increase in product development prior to the capitalization of certain software development costs.

Adjusted operating expenses equaled $53.6 million in 2004, an improvement from the $59.1 million in adjusted operating expenses recorded in the previous year. The reduction in adjusted operating expenses in 2004, as compared to 2003, was primarily due to the $5.8 million increase in software development costs capitalized and a $4.2 million decrease in selling and marketing costs. These changes were partially offset by an increase in cost of services, as well as an increase in product development prior to the capitalization of certain software development costs.

In fiscal 2004, on a GAAP basis, Neoforma’s loss from operations was $61.6 million, representing an improvement from the $65.5 million loss in the prior year. The $3.9 million improvement in Neoforma’s loss from operations resulted from the $2.3 million decrease in total operating expenses and the $1.6 million increase in revenue.

Neoforma generated $20.8 million in EBITDA in 2004, a slight decrease from the $21.2 million generated in the previous year. This decrease was due to the reduction in related party revenue that resulted from the scheduled $8.2 million decline in the Company’s revenue from Novation during 2004, and was almost completely offset by the $2.4 million increase in non-related party revenue and the $5.4 million reduction in Neoforma’s adjusted operating expenses. The reduction in operating expenses was due primarily to software development costs capitalized during the year.

As of December 31, 2004, Neoforma’s cash, cash equivalents and short-term investments totaled $25.9 million, an increase from the $16.6 million as of year-end 2003. This represents an increase of $9.3 million. The Company remains debt-free.

Neoforma’s free cash flow equaled $7.3 million during the year. Free cash flow is calculated as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment and capitalization of software development costs.

“In 2004, we continued to improve Neoforma’s financial position, remaining debt-free and increasing our free cash flow,” says Andrew Guggenhime, chief financial officer of Neoforma. “We’ve entered 2005 in a position of greater financial strength.”

Fourth Quarter 2004 Financial Results

In the fourth quarter ended December 31, 2004, Neoforma generated total revenue of $3.4 million on a GAAP basis. On an adjusted basis, the Company generated total revenue of $18.9 million.

On a GAAP basis, Neoforma’s total fourth quarter revenue of $3.4 million was comprised entirely of non-related party revenue, representing an increase over both the $3.0 million in total revenue and the $2.7 million in non-related party revenue generated in the same quarter in 2003.

On an adjusted basis, excluding the impact of EITF No. 01-9, Neoforma’s total fourth quarter revenue of $18.9 million consisted of $15.4 million in related party revenue and $3.4 million in non-related party revenue. The Company’s total revenue and related party revenue in the fourth quarter of 2004 represent a decrease from the $20.2 million and $17.4 million, respectively, generated in the same quarter of 2003, due to the scheduled decline in the revenue from Novation. Neoforma’s fourth quarter 2004 non-related party revenue increased from the $2.7 million recorded in the same period of the previous year primarily due to increases in revenue from data cleansing and categorization services for hospitals and GPOs, as well as increases in revenue from HPIS market intelligence services for suppliers. In the fourth quarter of 2004, the Company completed a large Neoforma DMS project and recognized the corresponding revenue from this one-time engagement.

In the fourth quarter of 2004, Neoforma’s total GAAP operating expenses were $18.6 million, an improvement from the $19.6 million recorded in the same quarter in the prior year. Adjusted operating expenses in the fourth quarter equaled $14.0 million, an improvement from the $15.7 million in adjusted operating expenses recorded in the fourth quarter of 2003.

On a GAAP basis, in the fourth quarter of 2004, Neoforma’s loss from operations was $15.2 million, representing an improvement from the $16.6 million loss in the same quarter in the prior year.

Neoforma generated $4.9 million in EBITDA in the fourth quarter of 2004, an improvement from the $4.4 million generated in the same period in the previous year.

In accordance with GAAP, Neoforma’s net loss and net loss per share were $15.1 million and $0.78, respectively, in the fourth quarter of 2004, representing an improvement from the $16.8 million net loss and $0.90 net loss per share reported in the same quarter in the prior year. On an adjusted basis, net income and net income per share were $5.0 million and $0.26, respectively, in the fourth quarter, representing an improvement from the $4.3 million net income and $0.23 net income per share recorded in the fourth quarter of 2003.

First Quarter 2005 Revenue Outlook

In the first quarter of 2005, Neoforma expects to generate approximately $2.6 million in GAAP revenue and approximately $18.0 million in adjusted revenue.

“We made great strides on many fronts in 2004, including documenting the significant value that our solutions deliver to our hospital customers,” says Zollars. “In 2005, we will focus on helping our hospital customers improve their financial health, leveraging and strengthening our channel relationships and addressing more of our customers’ healthcare supply chain needs. We remain committed to increasing the value delivered to our stockholders, and are exploring strategic alternatives in order to do so.”

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,500 hospitals and suppliers, supporting more than $10 billion in annualized transaction volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to http://www.neoforma.com.

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This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include but are not limited to statements related to Neoforma’s business and financial outlook for part of calendar 2005, as well as statements related to the continued value realized by our customers. There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the willingness of customers to accept Neoforma’s business model of providing supply chain management solutions for the healthcare industry, the results of Neoforma’s ongoing evaluation of its strategic alternatives, the results of the ongoing Neoforma and Novation independent assessments that have been announced previously and the ability of Neoforma to manage its technological challenges. Some of these risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-Q for the quarter ended September 30, 2004. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Rebecca Oles, Neoforma, media, 408.468.4363, rebecca.oles@neoforma.com

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2004	2003	2004
REVENUE:
Related party, net of amortization of partnership costs of $17,131, $15,427, $69,201 and $61,787 for the three months ended December 31, 2003 and 2004, and for the years ended December 31, 2003 and 2004, respectively	$286	$—	$825	$—
Non-related party	2,734	3,437	10,228	12,659

Total revenue	3,020	3,437	11,053	12,659
OPERATING EXPENSES:
Cost of services	1,969	3,119	6,723	10,620
Operations	4,850	2,842	19,738	11,485
Product development	5,268	4,587	18,645	16,889
Selling and marketing	4,401	3,750	18,659	14,407
General and administrative	2,372	2,616	10,711	9,787
Amortization of intangibles	147	147	588	588
Amortization of partnership costs	—	1,573	847	6,365
Abandoned acquisition costs	551	—	551	—
Write-down of note receivable	50	—	50	—
Write-off of stockholder notes receivable	—	—	—	4,115

Total operating expenses	19,608	18,634	76,512	74,256

Loss from operations	(16,588)	(15,197)	(65,459)	(61,597)

OTHER INCOME (EXPENSE)	(166)	133	(928)	367

Net loss	$(16,754)	$(15,064)	$(66,387)	$(61,230)

NET LOSS PER SHARE:
Basic and diluted	$(0.90)	$(0.78)	$(3.66)	$(3.17)

Weighted average shares — basic and diluted	18,683	19,400	18,161	19,297

In addition to our consolidated financial statements presented in accordance with GAAP, Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company’s performance by focusing on results generated by the Company’s ongoing core operations. Neoforma management uses the non-GAAP adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NEOFORMA, INC.

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2004	2003	2004
REVENUE:
Related party	$17,417	$15,427	$70,026	$61,787
Non-related party	2,734	3,437	10,228	12,659

Total adjusted revenue	20,151	18,864	80,254	74,446
OPERATING EXPENSES:
Cost of services	1,842	2,628	6,143	8,583
Operations	2,585	2,123	9,784	9,126
Product development	4,951	3,897	17,017	14,951
Selling and marketing	4,118	3,252	17,048	12,841
General and administrative	2,207	2,071	9,059	8,132

Adjusted operating expenses	15,703	13,971	59,051	53,633

EBITDA	4,448	4,893	21,203	20,813

OTHER INCOME (EXPENSE)	(166)	133	(928)	367

Adjusted net income	$4,282	$5,026	$20,275	$21,180

ADJUSTED NET INCOME PER SHARE:
Basic	$0.23	$0.26	$1.12	$1.10

Weighted average shares — basic	18,683	19,400	18,161	19,297

(1)	These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser of the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expense. As a result of the adoption of EITF No. 01-9, the Company offset $17,131, $15,427, $69,201 and $61,787 of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended December 31, 2003 and 2004, and for the years ended December 31, 2003 and 2004, respectively. As reclassifications, the application of EITF No. 01-9 had no impact on loss from operations, net loss or net loss per share. The excluded expenses, gains and losses consisted of depreciation and amortization of property and equipment, amortization of intangibles, amortization of deferred compensation, amortization of partnership costs, abandoned acquisition costs, write-down of note receivable and write-off of stockholder notes receivable.

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31, 2004
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation
REVENUE:
Related party	$15,427	$—	$(15,427)	$—	$—	$—
Non-related party	3,437	—	—	—	—	3,437

Total revenue	18,864	—	(15,427)	—	—	3,437

OPERATING EXPENSES:
Cost of services	2,628	—	—	274	217	3,119
Operations	2,123	—	—	565	154	2,842
Product development	3,897	—	—	433	257	4,587
Selling and marketing	3,252	—	—	242	256	3,750
General and administrative	2,071	—	—	214	331	2,616

Adjusted operating expenses	13,971

EBITDA	4,893

Depreciation and amortization of property and equipment	—	1,728	—	(1,728)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	1,215	—	—	(1,215)	—
Amortization of partnership costs	—	17,000	(15,427)	—	—	1,573

Total operating expenses		20,090	(15,427)	—	—	18,634

Loss from operations		(20,090)	—	—	—	(15,197)

OTHER INCOME (EXPENSE)	133	—	—	—	—	133

Net income (loss)	$5,026	$(20,090)	$—	$—	$—	$(15,064)

NET INCOME (LOSS) PER SHARE:
Basic	$0.26					$(0.78)

Weighted average shares - basic	19,400					19,400

	Three Months Ended December 31, 2003
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation
REVENUE:
Related party	$17,417	$—	$(17,131)	$—	$—	$286
Non-related party	2,734	—	—	—	—	2,734

Total revenue	20,151	—	(17,131)	—	—	3,020

OPERATING EXPENSES:
Cost of services	1,842	—	—	103	24	1,969
Operations	2,585	—	—	2,257	8	4,850
Product development	4,951	—	—	262	55	5,268
Selling and marketing	4,118	—	—	224	59	4,401
General and administrative	2,207	—	—	144	21	2,372

Adjusted operating expenses	15,703

EBITDA	4,448

Depreciation and amortization of property and equipment	—	2,990	—	(2,990)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	167	—	—	(167)	—
Amortization of partnership costs	—	17,131	(17,131)	—	—	—
Abandoned acquisition costs	—	551	—	—	—	551
Write-down of note receivable	—	50	—	—	—	50

Total operating expenses		21,036	(17,131)	—	—	19,608

Loss from operations		(21,036)	—	—	—	(16,588)

OTHER INCOME (EXPENSE)	(166)	—	—	—	—	(166)

Net income (loss)	$4,282	$(21,036)	$—	$—	$—	$(16,754)

NET INCOME (LOSS) PER SHARE:
Basic	$0.23					$(0.90)

Weighted average shares - basic	18,683					18,683

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Year Ended December 31, 2004
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation
REVENUE:
Related party	$61,787	$—	$(61,787)	$—	$—	$—
Non-related party	12,659	—	—	—	—	12,659

Total revenue	74,446	—	(61,787)	—	—	12,659

OPERATING EXPENSES:
Cost of services	8,583	—	—	1,387	650	10,620
Operations	9,126	—	—	1,936	423	11,485
Product development	14,951	—	—	1,040	898	16,889
Selling and marketing	12,841	—	—	622	944	14,407
General and administrative	8,132	—	—	554	1,101	9,787

Adjusted operating expenses	53,633

EBITDA	20,813

Depreciation and amortization of property and equipment	—	5,539	—	(5,539)	—	—
Amortization of intangibles	—	588	—	—	—	588
Amortization of deferred compensation	—	4,016	—	—	(4,016)	—
Amortization of partnership costs	—	68,152	(61,787)	—	—	6,365
Write-off of stockholder notes receivable	—	4,115	—	—	—	4,115

Total operating expenses		82,410	(61,787)	—	—	74,256

Loss from operations		(82,410)	—	—	—	(61,597)

OTHER INCOME (EXPENSE)	367	—	—	—	—	367

Net income (loss)	$21,180	$(82,410)	$—	$—	$—	$(61,230)

NET INCOME (LOSS) PER SHARE:
Basic	$1.10					$(3.17)

Weighted average shares - basic	19,297					19,297

	Year Ended December 31, 2003
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation and Amortization of Property and Equipment	Amortization of Deferred Compensation
REVENUE:
Related party	$70,026	$—	$(69,201)	$—	$—	$825
Non-related party	10,228	—	—	—	—	10,228

Total revenue	80,254	—	(69,201)	—	—	11,053

OPERATING EXPENSES:
Cost of services	6,143	—	—	439	141	6,723
Operations	9,784	—	—	9,797	157	19,738
Product development	17,017	—	—	1,257	371	18,645
Selling and marketing	17,048	—	—	1,120	491	18,659
General and administrative	9,059	—	—	684	968	10,711

Adjusted operating expenses	59,051

EBITDA	21,203

Depreciation and amortization of property and equipment	—	13,297	—	(13,297)	—	—
Amortization of intangibles	—	588	—	—	—	588
Amortization of deferred compensation	—	2,128	—	—	(2,128)	—
Amortization of partnership costs	—	70,048	(69,201)	—	—	847
Abandoned acquisition costs	—	551	—	—	—	551
Write-down of note receivable	—	50	—	—	—	50

Total operating expenses		86,662	(69,201)	—	—	76,512

Loss from operations		(86,662)	—	—	—	(65,459)
OTHER INCOME (EXPENSE)	(928)	—	—	—	—	(928)

Net income (loss)	$20,275	$(86,662)	$—	$—	$—	$(66,387)

NET INCOME (LOSS) PER SHARE:
Basic	$1.12					$(3.66)

Weighted average shares - basic	18,161					18,161

NEOFORMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31, 2003	December 31, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,281	$13,297
Short-term investments	6,338	12,573
Accounts receivable, net of allowance for doubtful accounts	3,776	2,898
Related party accounts receivable	456	5,250
Prepaid expenses and other current assets	2,775	2,983

Total current assets	23,626	37,001

PROPERTY AND EQUIPMENT, net	7,432	11,501
INTANGIBLES, net	2,022	1,434
GOODWILL	1,652	1,652
CAPITALIZED PARTNERSHIP COSTS, net	106,003	40,996
NON-MARKETABLE INVESTMENTS	83	83
RESTRICTED CASH	1,020	1,020
OTHER ASSETS	1,376	762

Total assets	$143,214	$94,449

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,727	$3,994
Accrued payroll	4,199	3,974
Other accrued liabilities	3,183	2,839
Deferred revenue, current portion	2,651	1,564

Total current liabilities	12,760	12,371

DEFERRED RENT	657	387
DEFERRED REVENUE, less current portion	554	326

Total liabilities	13,971	13,084

STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized — 300,000 shares at December 31, 2004 Issued and outstanding: 18,943 and 20,263 shares at December 31, 2003 and December 31, 2004, respectively	19	20
Additional paid-in capital	827,570	839,307
Notes receivable from stockholders	(5,422)	(225)
Deferred compensation	(218)	(3,775)
Unrealized gain/(loss) on available-for-sale securities	1	(25)
Accumulated deficit	(692,707)	(753,937)

Total stockholders’ equity	129,243	81,365

Total liabilities and stockholders’ equity	$143,214	$94,449

NEOFORMA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(all items unaudited)

	Year Ended December 31,
	2003	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(66,387)	$(61,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Restricted common stock issued to employees and officers	10	—
Write-down of note receivable	50	—
Provision for doubtful accounts	389	122
Accrued interest receivable on stockholder notes receivable	(26)	(15)
Depreciation and amortization of property and equipment	13,297	5,539
Amortization of intangibles	588	588
Amortization of partnership costs classified as an operating expense	847	6,365
Amortization of deferred compensation	2,128	4,016
Write-off of stockholder notes receivable	—	4,115
Change in assets and liabilities:
Accounts receivable	(1,993)	(4,038)
Prepaid expenses and other current assets	532	(208)
Other assets	468	614
Accounts payable	(1,076)	648
Accrued liabilities and accrued payroll	(3,570)	(759)
Deferred revenue	(1,511)	(1,315)
Deferred rent	34	(80)
Accrued interest payable on related party notes payable	(2,516)	—

Net cash used in operating activities	(58,736)	(45,638)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net sales/(purchases) of marketable investments	418	(6,261)
Capitalization of software development costs	—	(5,656)
Purchases of property and equipment	(3,908)	(3,239)

Net cash used in investing activities	(3,490)	(15,156)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amortization of partnership costs offset against related party revenue	69,201	61,787
Repayments of notes payable	(18,152)	—
Cash received related to options exercised	1,482	836
Proceeds from the issuance of common stock under the employee stock purchase plan	1,087	1,090
Common stock repurchased, net of notes receivable issued to common stockholders	(2)	(177)
Collections of notes receivable from stockholders	1,064	274

Net cash provided by financing activities	54,680	63,810

Net increase in cash and cash equivalents	(7,546)	3,016
Cash and cash equivalents, beginning of period	17,827	10,281

Cash and cash equivalents, end of period	$10,281	$13,297